Exhibit 99.1

September 3, 2013

Dr. Rachel W. Humphrey

Re:          Separation Agreement and Release

Dear Rachel:

This letter sets forth the terms and conditions of the separation agreement (the “Agreement”) that Mirati Therapeutics, Inc. (the “Company”) is offering to you to aid in your employment transition.

1.             Separation Date.  Your last day of work with the Company and your employment termination date will be September 30, 2013 (the “Separation Date”).  As of the Separation Date, you will no longer be employed as Executive Vice President and Chief Medical Officer of the Company or hold any other employment positions with or otherwise provide any services to the Company or any of its affiliates.  From the date you receive this Agreement until the Separation Date, you will be expected to transition your work load, and provide other transition assistance as requested by the Company.

2.             Accrued Salary and Vacation.  On the next regular payroll date following the Separation Date, the Company will pay you all accrued salary and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings.  You will receive these payments regardless of whether or not you sign this Agreement.

3.             Severance Benefits.  Pursuant to Section 5.3 of that certain Amended and Restated Employment Agreement entered into between you and the Company (which became effective on or about June 28, 2013) (the “Employment Agreement”), if you (i) timely sign, date, and return this fully executed Agreement to the Company on or within twenty-one (21) days; (ii) allow the releases contained herein to become effective (as detailed in Section 13); and (iii) fully comply with your continuing obligations under this Agreement (including your continuing obligations under your Proprietary Information and Invention Assignment Agreement), the Company will provide the following as your sole severance benefits (the “Severance Benefits”):

(a)           Severance Payment.  The Company will pay you cash severance in an amount equivalent to twelve (12) months of your current base salary, subject to standard payroll deductions and withholdings (the “Severance Payment”).  The Severance Payment will be paid to you in substantially equal installments on the Company’s regular payroll schedule during the twelve (12) month period following the Separation Date (the “Severance Period”); provided that, any payments scheduled to be made prior to the Effective Date of this Agreement (as defined in Section 13 herein), shall instead accrue and be paid to you in a single lump sum during the first payroll period following the Effective Date.

(b)           Health Insurance.  To the extent provided by the federal COBRA law or, if applicable, state insurance laws (collectively, “COBRA”), and by the Company’s current group health insurance policies, you will be eligible to continue your group health insurance benefits at your own expense after the Separation Date.  Later, you may be able to convert to an individual policy through the provider of the Company’s health insurance.  If you timely elect continued coverage under COBRA, the Company will pay your COBRA group health insurance premiums for you and your eligible dependents, if applicable, until the earliest of (A) the close of the Severance Period, (B) the expiration of your eligibility for the continuation coverage under COBRA, or (C) the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.  Notwithstanding the foregoing, if at any time the Company determines, in its sole discretion, that it cannot pay the COBRA premiums without potentially incurring financial costs or penalties under applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then regardless of whether you elect continued health coverage under COBRA, and in lieu of providing the COBRA premiums, the Company will instead pay you on the last day of each remaining month of the Severance Period, a fully taxable cash payment equal to the COBRA premiums for that month, subject to applicable tax withholdings, which payments shall continue until the earlier of expiration of the Severance Period or the date when you become eligible for substantially equivalent health insurance coverage in connection with new employment or self-employment.  You are required to immediately notify the Company in writing if you become eligible for coverage in connection with new employment or self-employment, or if you otherwise cease to be eligible for COBRA.

4.             Stock Options.  Vesting of your outstanding stock options and any other equity awards (the “Options”) will cease on the Separation Date.  Your Options, including your rights to exercise any vested options, are governed by the terms of your operative agreements with the Company and the applicable equity plan.

5.             Other Compensation or Benefits.  You acknowledge that, except as expressly provided in this Agreement, you are not eligible for, and will not receive, any additional compensation, severance or benefits after the Separation Date.

6.             Expense Reimbursements.  The Company will cancel your Company Credit Card effective September 3, 2013. You agree that, within ten (10) days of the Separation Date, you will submit your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement. The Company will reimburse you for reasonable business expenses pursuant to its regular business practice.

7.             Return of Company Property.  By the close of business on the Separation Date, or at any other time if requested by the Company, you agree to return to the Company all Company documents (and all copies thereof) and other Company property which you have in your possession or control, including but not limited to any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof in whole or in part).  You agree that you will make a diligent search to locate any such documents, property and information within the required timeframe.  In addition, if you have used any personally owned computer, server, e-mail system, mobile phone, or portable electronic device (e.g., BlackBerry or iPad) (collectively, “Personal Systems”) to receive, store, prepare or transmit any Company confidential or proprietary data, materials or information, then by the close of business on the Separation Date, and earlier if requested, you will provide the Company with a computer-useable copy of all such information and then permanently delete and expunge all such Company confidential or proprietary information from such Personal Systems without retaining any copy or reproduction in any form.  You agree to provide the Company access to your Personal Systems, as requested, for the purpose of verifying that the required copying and/or deletion is completed.  Receipt of the Severance Benefits described in Section 3 of this Agreement is expressly conditioned upon return of all Company Property.

8.             Proprietary Information Obligations.  You acknowledge and reaffirm your continuing obligations under your Proprietary Information and Invention Assignment Agreement, which include but are not limited to your continuing obligations not to use or disclose any confidential or proprietary information of the Company.  A copy of your Proprietary Information and Invention Assignment Agreement is attached hereto as Exhibit A.

9.             Confidentiality.  The provisions of this Agreement will be held in strictest confidence by you and will not be publicized or disclosed in any manner whatsoever; provided, however, that:  (a) you may disclose this Agreement to your immediate family; (b) you may disclose this Agreement in confidence to your attorney, accountant, auditor, tax preparer, and financial advisor; and (c) you may disclose this Agreement insofar as such disclosure may be required by law.

10.          Non-Disparagement.  You agree not to disparage the Company, MethylGene US, Inc., and/or MethylGene, Inc., and each of those entities’ respective attorneys, officers, directors, managers, partners, employees, agents, shareholders, and affiliates, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that you may respond accurately and fully to any question, inquiry or request for information when required by legal process.

11.          Cooperation and Assistance.  You agree that you will not voluntarily provide assistance, information or advice, directly or indirectly (including through agents or attorneys), to any person or entity in connection with any claim or cause of action of any kind brought against the Company, nor shall you induce or encourage any person or entity to bring such claims.  However, it will not violate this Agreement if you testify truthfully when required to do so by a valid subpoena or under similar compulsion of law.  Further, you agree to voluntarily cooperate with the Company if you have knowledge of facts relevant to any threatened or pending litigation against the Company by making yourself reasonably available without further compensation for interviews with the Company or its legal counsel, for preparing for and providing deposition testimony, and for preparing for and providing trial testimony.

12.          Release.  In exchange for the Severance Benefits and other consideration under this Agreement, to which you would not otherwise be entitled, and except as otherwise set forth in this Agreement, you hereby generally and completely release, acquit and forever discharge the Company, MethylGene US, Inc. and MethylGene, Inc., and each of those entities’ respective parents and subsidiaries, officers, directors, managers, partners, agents, employees, attorneys, shareholders, successors, assigns and affiliates (collectively, the “Released Parties”), of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, both known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to:  all such claims and demands directly or indirectly arising out of or in any way connected with your employment with the Company, MethylGene US, Inc. and/or MethylGene, Inc., or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, MethylGene US, Inc. and/or MethylGene, Inc., vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to any international, federal, state or local law, statute, or cause of action; tort law; or contract law.  The claims and causes of action you are releasing and waiving in this Agreement include, but are not limited to, any and all claims and causes of action that the Released Parties:

•                                          have violated its or their  personnel policies, handbooks, contracts of employment, or covenants of good faith and fair dealing;

•                                          have discriminated against you on the basis of age, race, color, sex (including sexual harassment), national origin, ancestry, disability, religion, sexual orientation, marital status, parental status, source of income, entitlement to benefits, any union activities or other protected category in violation of any local, state, federal or international law, constitution, ordinance, or regulation, including but not limited to: the Age Discrimination in Employment Act, as amended (“ADEA”); Title VII of the Civil Rights Act of 1964, as amended; 42 U.S.C. § 1981, as amended; the Equal Pay Act; the Americans With Disabilities Act (as amended); the Family and Medical Leave Act; New Jersey Law Against Discrimination; the New Jersey Conscientious Employee Protection Act, the New Jersey Law on Equal Pay, the New Jersey Political Activities of Employees Law, and the New Jersey Genetic Testing Law; the California Labor Code and the California Fair Employment and Housing Act; Section 510 of the Employee Retirement Income Security Act; the Genetic Information Nondiscrimination Act; and the National Labor Relations Act;

•                                          have violated any statute, public policy or common law (including but not limited to claims for retaliatory discharge; negligent hiring, retention or supervision; defamation; intentional or negligent infliction of emotional distress and/or mental anguish; intentional interference with contract; negligence; detrimental reliance; loss of consortium to you or any member of your family and/or promissory estoppel).

Notwithstanding the foregoing, the following are not included in the released claims in this Section 12 (the “Excluded Claims”): (i) any rights or claims for indemnification you may have pursuant to any written indemnification agreement with the Company to which you are a party, the charter, bylaws, or operating agreements of the Company, or under applicable law; (ii) any rights which are not waivable as a matter of law; and (iii) any claims for breach of this Agreement.  In addition, nothing in this Agreement prevents you from filing, cooperating with, or participating in any proceeding before the Equal Employment Opportunity Commission, the Department of Labor, or any other government agency, except that you acknowledge and agree that you are hereby waiving your right to any monetary benefits in connection with any such claim, charge or proceeding.  You also acknowledge that  you have been paid for all time worked, have received all the leave, leaves of absence and leave benefits and protections for which you are eligible, and have not suffered any on-the-job injury for which you have not already filed a claim.

13.          ADEA Waiver.  You acknowledge that you are knowingly and voluntarily waiving and releasing any rights you have under the ADEA, and that the consideration given for the waiver and releases you have given in this Agreement is in addition to anything of value to which you were already entitled.  You further acknowledge that you have been advised, as required by the ADEA, that:  (i) your waiver and release does not apply to any rights or claims that arise after the date you sign this Agreement; (ii) you should consult with an attorney prior to signing this Agreement (although you may choose voluntarily not to do so); (iii) you have twenty-one (21) days to consider this Agreement (although you may choose voluntarily to sign it sooner); (iv) you have seven (7) days following your signing of this Agreement to revoke the Agreement by providing written notice of your revocation to the Company; and (v) this Agreement will not be effective until the date upon which the revocation period has expired unexercised, which will be the eighth day after you sign this Agreement provided that you do not revoke it (the “Effective Date”).

14.          Section 1542 Waiver.  YOU UNDERSTAND THAT THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.  Furthermore, in giving the releases set forth in this Agreement, which include claims which may be unknown to you at present, you acknowledge that you have read and understand Section 1542 of the California Civil Code which reads as follows: “A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”  You hereby expressly waive and relinquish all rights and benefits under that section and any law or legal principle of similar effect in any jurisdiction with respect to your release of claims herein, including but not limited to the release of unknown and unsuspected claims.

15.          No Admission.  This Agreement does not constitute an admission by the Company of any wrongful action or violation of any international, federal, state, or local statute, or common law rights, including those relating to the provisions of any law or statute concerning employment actions, or of any other possible or claimed violation of law or rights.

16.          Section 409A.  It is intended that the Severance Benefits pursuant to this Agreement satisfy the exemptions from the application of Section 409A of the U.S. Internal Revenue Code of 1986 (as it has been and may be amended from time to time) and any regulations and guidance that has been promulgated or may be promulgated from time to time thereunder and any state law of similar effect (collectively “Section 409A”) provided under Treasury Regulations 1.409A-1(b)(4), 1.409A-1(b)(5) and 1.409A-1(b)(9), and this Agreement will be construed to the greatest extent possible as consistent with those provisions.  If not so exempt, this Agreement (and any definitions hereunder) will be construed in a manner that complies with Section 409A and incorporates by reference all required definitions and payment terms. Notwithstanding anything to the contrary set forth herein, any Severance Benefits will not not commence unless and until you have also incurred a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h), a “Separation from Service”).  For purposes of Section 409A, your right to receive any installment payments under this Agreement (whether severance payments, reimbursements or otherwise) shall be treated as a right to receive a series of separate payments and, accordingly, each installment payment hereunder shall at all times be considered a separate and distinct payment.  Notwithstanding any other provision of this Agreement, if you are deemed by the Company at the time of your Separation from Service to be a “specified employee” for purposes of Section 409A(a)(2)(B)(i), and if any of the payments upon your Separation from Service set forth herein and/or under any other agreement with the Company are deemed to be “deferred compensation”, then to the extent delayed commencement of any portion of such payments is required to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) and the related adverse taxation under Section 409A, the timing of the payments upon your Separation from Service will be delayed as follows: on the earlier to occur of (i) the date that is six months and one day after the effective date of your Separation from Service and (ii) the date of the your death (such earlier date, the “Delayed Initial Payment Date”), the Company will (A) pay to you a lump sum amount equal to the sum of the payments upon Separation from Service that you would otherwise have received through the Delayed Initial Payment Date if the commencement of the payments had not been delayed pursuant to this paragraph, and (B) commence paying the balance of the payments in accordance with the applicable payment schedules set forth above. No interest will be due on any amounts so deferred.

17.          Miscellaneous.  This Agreement, including Exhibit A, constitutes the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to the subject matter hereof.  It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other agreements, promises, warranties or representations concerning its subject matter

(including but not limited to the Employment Agreement).  This Agreement may not be modified or amended except in a writing signed by both you and a duly authorized officer of the Company.  This Agreement will bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns.  If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination shall not affect any other provision of this Agreement and the provision in question shall be modified so as to be rendered enforceable in a manner consistent with the intent of the parties insofar as possible under applicable law.  This Agreement shall be construed and enforced in accordance with the laws of the State of New Jersey without regard to conflicts of law principles.  Any ambiguity in this Agreement shall not be construed against either party as the drafter.  Any waiver of a breach of this Agreement, or rights hereunder, shall be in writing and shall not be deemed to be a waiver of any successive breach or rights hereunder.  This Agreement may be executed in counterparts which shall be deemed to be part of one original, and facsimile signatures and signatures transmitted by PDF shall be equivalent to original signatures.

[Signature page to follow]

If this Agreement is acceptable to you, please sign below on or before twenty-one (21) calendar days and then promptly return the fully signed original to me.  The Company’s offer contained herein will automatically expire if we do not receive the fully signed Agreement from you within this timeframe.

Thank you for your contributions to the Company.

Sincerely,

MIRATI THERAPEUTICS, INC.

By:	/s/ Charles Baum, MD
Charles Baum, MD
President and CEO

I UNDERSTAND THAT THIS AGREEMENT INLCUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS, EVEN THOSE UNKNOWN CLAIMS THAT IF KNOWN BY ME, WOULD AFFECT MY DECISION TO ACCEPT THIS AGREEMENT.

AGREED TO AND ACCEPTED:

/s/ Dr. Rachel W. Humphrey
Dr. Rachel W. Humphrey

Exhibit A - Proprietary Information and Invention Assignment Agreement

EXHIBIT A

Proprietary Information and Invention Assignment Agreement